EXHIBIT 10.10.1

FIRST AMENDMENT

TO SALARY CONTINUATION AGREEMENT

THIS AMENDMENT is made as of the 17th day of December, 2008, by and among COASTAL BANKING COMPANY, INC. (f/k/a FIRST CAPITAL BANK HOLDING CORPORATION), a South Carolina corporation, CBC NATIONAL BANK (formerly known as and currently doing business as FIRST NATIONAL BANK OF NASSAU COUNTY), a national banking association (collectively, the “Employer”), and LEO DEAS III, a resident of the State of Florida (the “Executive”).

RECITALS:

The Employer and the Executive previously entered into a salary continuation agreement, dated January 19, 2005 (the “Agreement”).  The Employer and the Executive desire to amend the Agreement for compliance with Section 409A of the Internal Revenue Code of 1986.

In consideration of the Executive’s continued employment by the Employer and the mutual agreements hereinafter set forth, the parties hereby agree to amend the Agreement, effective January 1, 2009, as follows:

1.

By deleting the existing Section 1(b) and substituting therefor the following:

“b.

‘Change in Control’ shall mean the occurrence of any of the following events, unless such event is a result of a Non-Control Transaction:

(i)

on or after January 1, 2009 (the “Amendment Date”), any one person, or more than one person acting as a group (other than any person or more than one person acting as a group who is considered to own more than fifty percent (50%) of the total fair market value of the stock of the Company prior to such acquisition), acquires stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company; provided, however, that in determining whether a Change in Control has occurred, voting securities of the Company (the ‘Voting Securities’) which are acquired by a person or group in a Non-Control Transaction shall not be considered in determining the percentage of stock acquired by such person or group under this paragraph (i);

(ii)

within any twelve-month period (beginning on or after the Amendment Date), a majority of members of the Company’s Board of Directors as of the beginning of such twelve-month period (the ‘Incumbent Board’) is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Incumbent Board; provided, however, that any director whose appointment or election is endorsed by a majority of the members of the Incumbent Board shall, upon his or her appointment or election, be considered a member of the Incumbent Board;

(iii)

within any twelve-month period (beginning on or after the Amendment Date), any one person, or more than one person acting as a group, acquires ownership of stock of the Company possessing fifty percent (50%) or more of the total voting power of the stock of the Company; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired by a person or group in a Non-Control Transaction shall not be considered in determining the percentage of stock acquired by such person or group under this paragraph (iii); or

(iv)

within any twelve-month period (beginning on or after the Amendment Date), any one person, or more than one person acting as a group, acquires assets of the Company that have a total gross fair market value of eighty-five percent (85%) or more of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions; provided, however, that transfers to the following entities or person(s) shall not be deemed to result in a Change in Control under this paragraph (iv):

(A)

a shareholder (determined immediately before the asset transfer) of the Company in exchange for or with respect to its stock;

(B)

an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(C)

a person, or more than one person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company; or

(D)

an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in the above subparagraph (C).

For purposes of this Section 1.b., persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company, to the extent provided under Section 409A of the Internal Revenue Code of 1986, as amended (the ‘Code’).”

2.

By adding the following new Sections 1(f), (g) and (h) to read as follows:

“f.

‘Separation from Service’ means a termination of the Executive’s employment where either (i) the Executive has ceased to perform any services for the Service Recipient or (ii) the level of bona fide services the Executive performs for the Service Recipient after a given date (whether as an employee or as an independent contractor) permanently decreases (excluding either a decrease as a result of military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the Executive retains a right to reemployment with the Service Recipient under an applicable statute or by contract or any other decrease permitted under Code Section 409A) to no more than twenty percent (20%) of the average level of bona fide services performed for the Service Recipient (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of service if the Executive has been providing services to the Service Recipient for less than 36 months).

g.

‘Service Recipient’ means the Company and each business entity that, together with the Company, constitutes the ‘service recipient’ as defined in Code Section 409A and the regulations thereunder.

h.

‘Specified Employee’ means a key employee (as defined in Code Section 416(i) without regard to Code Section 416(i)(5)) of any member of the Service Recipient, any stock of which is publicly traded on an established securities market or otherwise as of the date of the Executive’s Separation from Service. For this purpose, a Executive is a key employee if the Executive meets the requirements of Code Section 416(i)(1)(A)(i), (ii), or (iii) (applied in accordance with the regulations thereunder and disregarding Code Section 416(i)(5)) at any time during the twelve (12) month period ending on December 31.  Notwithstanding the foregoing, if the Executive is a key employee determined under the preceding sentence, the Executive will be deemed to be a Specified Employee for the period commencing as of April 1 following such December 31 and through the succeeding March 31 or as otherwise required by Code Section 409A.”

3.

By deleting the existing Section 2 and substituting therefor the following:

“2.

Payments to Executive

If Executive experiences a Separation from Service (a) by the Executive for any reason within twelve (12) months following a Change in Control; (b) by the Executive for Good Reason pursuant to Section 1(c)(iv); or (c) by the Employer without Cause following a Change in Control, then in addition to other rights and remedies available in law or equity, the Executive shall be entitled to the following (i) any sums due him as base salary and/or reimbursement of expenses through the date of such Separation from Service, plus any bonus earned or accrued under the Bonus Plan, but not yet paid through the date of Separation from Service; (ii) any bonus earned or accrued under the Bonus Plan through the date of Separation from Service (including any amounts awarded for previous years but which were not yet vested) and a pro rata share of any bonus with respect to the current fiscal year which had been earned as of the date of the Executive’s Separation from Service (and any forfeiture or similar restrictive provisions applicable to each award shall not apply); and (iii) one lump sum payment in an amount equal to the sum of (1) the Executive’s then current annual base salary, and (2) the average bonuses paid to the Executive during the three preceding fiscal years.  Such amounts in clauses (i), (ii), and (iii) shall be paid in cash within fifteen (15) days of the Executive’s Separation from Service; provided, however, that if the Executive has a voluntary Separation from Service for Good Reason prior to a Change in Control in accordance with the flush language at the end of Section 1(c), then the Employer shall pay the amounts described in clauses (ii) and (iii) of this paragraph within fifteen (15) days following the Change in Control.

Notwithstanding any provision in the Agreement to the contrary, to the extent necessary to avoid the imposition of tax on the Executive under Code Section 409A, any payments that are otherwise payable to the Executive within the first six (6) months following the effective date of the Executive’s termination of employment, shall be suspended and paid as soon as practicable following the end of the six-month period following such effective date if, immediately prior to the Executive’s termination of employment, the Executive is determined to be a Specified Employee.  All payments of severance and other benefits under this Agreement shall accrue from the date of the Executive’s termination of employment, to the extent not then paid due to this paragraph. Any payments suspended by operation of this paragraph shall be paid as a lump sum on the first (1st) day following the end of such six-month period.  Payments (or portions thereof) that would be paid latest in time during the six-month period will be suspended first.”

Except as specifically amended hereby the Agreement will remain in full force and effect as prior to this amendment.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Employer and the Executive have executed and delivered this amendment as of the date first shown above.

EMPLOYER

COASTAL BANKING COMPANY
a South Carolina corporation

By:	/s/ Suellen Garner
Signature

Suellen Garner
Print Name

Chairman
Title

CBC NATIONAL BANK

By:	/s/ Suellen Garner
Signature

Suellen Garner
Print Name

Chairman
Title

/s/ Leo Deas III
LEO DEAS III